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                                                                    EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

       THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of the 31st day of March, 2000 by and among Procyon Corporation, a Colorado corporation (the "Company"), with its principal office at 1150 Cleveland Street, Suite 410, Clearwater, Florida and RMS Limited Partnership, a Nevada limited partnership ("Subscriber"), with its principal office at 50 West Liberty Street, Suite 650, Reno, Nevada 89501.

                                   WITNESSETH

       WHEREAS the Company desires to sell to the Subscriber and the Subscriber desires to purchase from the Company 1,600,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), all on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and in further consideration of the mutual covenants, promises and agreements hereinafter set forth, it has been and IT IS HEREBY AGREED AS FOLLOWS:

                                    ARTICLE I

                             PURCHASE OF SECURITIES

       1.1 Subscription. The Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the Shares.

       1.2 Purchase Price. The Company agrees to issue and sell to the Subscriber the Shares for a purchase price of one million dollars ($1,000,000) (the "Purchase Price"). Payment for the Shares shall be made by wire transfer or check payable to and delivered to the Company or, if by wire transfer in accordance with the instructions of the Company, together with an executed copy of this Agreement and any other documents required to be executed under this Agreement.

                                   ARTICLE II

                                     CLOSING

       2.1 Closing of Subscription. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Company on such date as is mutually agreed to by the Company and the Subscriber. At the Closing, the Company shall deliver to the Subscriber certificates for the Shares, duly registered in the Subscriber's name against payment in full by the Subscriber of the aggregate Purchase Price.


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

       3.1 Investor Representations and Warranties. The Subscriber hereby acknowledges, represents and warrants to the Company as follows:

              (a) The Subscriber is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Shares for which it is subscribing.

              (b) The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

              (c) The Subscriber acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of
Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Subscriber represents and warrants to, and agrees with, the Company and its affiliates as follows:

                     (i) The Subscriber realizes that the basis for the exemption may not be present if, notwithstanding any representations and/or warranties to the contrary herein contained, the Subscriber has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise;

                     (ii) The Subscriber has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company; and

                     (iii) The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. If other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the Shares.


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              (d)    The Subscriber is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

              (e) The Subscriber will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom and the Subscriber fully understands and agrees that it must bear the economic risk of its purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the Shares laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless exemptions from such registration requirements are available. In particular, the Subscriber is aware that the Shares are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that, except as otherwise provided herein, the Company is under no obligation to register the Shares on its behalf or to assist him in complying with any exemption from the registration requirements of the Securities Act or applicable state securities laws. The Subscriber further understands that sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Agreement.

              (f) The Subscriber understands and agrees that the certificates representing the Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with the registration statement; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or similar state securities laws:

       "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER The Securities Act OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.

              (g) The Subscriber, if an individual, is a citizen of the United States, and is at least 21 years of age, or if a partnership, corporation or trust, the members, shareholders or beneficiaries thereof are all citizens of the United States and each is at least 21 years of age. The address set forth below is the Subscriber's correct principal home address, or if the Subscriber is other than an individual, the Subscriber's correct principal office and the Subscriber has no present intention of changing such address.


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              (h)    The Subscriber understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of its entire investment.

       3.2 Company Representations and Warranties. The Company hereby represents and warrants to the Subscriber as follows:

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has or will have on or prior to Closing all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as now conducted; (ii) to execute and deliver this Agreement; (iii) to issue and sell the Shares; and (iv) to carry out the provisions of this Agreement.

              (b) All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing, and the authorization, issuance, sale, and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

              (c) The authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, of which 5,772,155 shares (including shares held in treasury) are issued and outstanding as of the date hereof; and (ii) 4,000,000 shares of preferred stock, of which 787,283 have been designated Series A Preferred Stock and are issued and outstanding and convertible at the election of the holder thereof into Shares of Common Stock (subject to adjustment pursuant to certain anti-dilution provisions).

              (d) The Shares being purchased by the Subscriber hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the purchase price, will be duly and validly issued, fully paid, non-assessable, not subject to any preemptive rights, and free and clear of all liens, claims and encumbrances.

              (e) To the best of the Company's knowledge, no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority or any other party is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Shares, except for filings that shall be made at or prior to Closing.

              (f) Subject in part to the truth and accuracy of the Company's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"). Neither the Company nor any


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authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

              (g) No representation or warranty of the Company contained in this Agreement or any other such document furnished to the Subscriber by or on behalf of the Company, including without limitation, the SEC Filings contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. The SEC Filings conformed in all material respects as of the date each was filed with the SEC to the disclosure requirements applicable to such filing.

              (j) The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

       4.1 Requested Registration. Upon the written request of the Subscriber that the Company effect a shelf registration under the Securities Act of shares of Common Stock held by the Subscriber and specifying the intended method of disposition thereof, the Company shall use its best efforts to effect such registration under the Securities Act of the requested number of shares of Common Stock (the "Requested Shares") to the extent required to permit the disposition (in accordance with the intended methods as specified by the Subscriber) of the Requested Shares pursuant to Rule 415; provided, however, that (i) the Company shall not be required to effect any such registration at any time when an exemption from registration is otherwise available to the Subscriber affording the Subscriber the right to dispose of all of the shares of Common Stock held by the Subscriber; (ii) the Company shall be required to effect no more than one (1) registration(s) for the Subscriber in any twelve month period (including any registration effected pursuant to Section 4.2 hereof); and (iii) the Company shall not be required to effect a registration under this Section 4.1 if it does not qualify for use of Form S-3 (or any successor form) for the registration of the Requested Shares. Any registration requested pursuant to this Section 4.1 shall be effected by the filing of a registration statement on Form S-3 (or any other form that includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted, other than a registration statement relating to offers to employees pursuant to plans or of securities to be issued in business combinations). The Company shall use its reasonable efforts to keep such registration statement continuously effective until the earlier of (i) such time as RMS shall have sold all of the Requested Shares or (ii) all of the Shares may be sold pursuant to Rule 144(k).


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       4.2 Company Registration.

              (a) If the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account or for the account of an affiliate or other person, in a manner that would permit registration of shares of Common Stock for sale to the public under the Securities Act on the same form proposed to be used in such registration (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms or
(ii) relating to securities of the Company issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with an acquisition by the Company of any company involving the issuance of the Company's capital stock), it will give twenty (20) days' prior written notice to the Subscriber of its intention to do so and, upon the written request of the Subscriber made within ten (10) days after the receipt of any such notice (which request shall specify the number of shares of Common Stock intended to be disposed of by the Subscriber and the intended method of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of the number of shares of Common Stock that the Company has been requested to register by the Subscriber (the "Additional Shares"), to the extent required to permit the disposition (in accordance with the intended methods as specified by the Subscriber) of the Common Stock so to be registered; provided, however, that (i) the Company shall not be required to effect any such registration at any time when an exemption from registration is otherwise available to the Subscriber affording Subscriber the right to dispose of all of the shares of Common Stock held by the Subscriber; and (ii) the Company shall not be required to include in such registration all of the Additional Shares requested by the Subscriber to be included therein if the registration of such number of shares would cause the market value of the number of shares to be registered by the Company on behalf of holders of piggyback registration rights to exceed one-third of the estimated market value of the Shares to be registered and sold by the Company and/or such other holders which may have requested such registration pursuant to a right to demand such registration; provided that to the extent permitted under its contractual obligation to holders of registration rights, the Company shall reduce the number of shares to be registered on behalf of holders of piggyback rights on a pro rata basis in proportion to the total number of shares of Common Stock (determined on a fully diluted basis assuming the conversion of any convertible securities) held by each such shareholder which requests registration of Additional Shares pursuant to piggyback rights granted by the Company.

              (b) If at any time after giving written notice to the Subscriber of its intention to register any of the Company's equity securities under the Securities Act (i) the Company in good faith shall determine not to register such securities, the Company may, at its election, give written notice of such determination to the Subscriber and, thereupon, shall be relieved of its obligation to register such shares pursuant to this Section 4.2 in connection with such registration, without prejudice, however, to any rights of the Subscriber to request that such registration be effected as a registration under
Section 4.1, or (ii) the Company shall determine in good faith to delay the registration of such securities, the Company shall be permitted to delay the registration of such shares for the same period as the delay in registering the Shares to be registered by the Company for its own account or for others; and provided, further, that the Company shall not be required to include in any registration pursuant to this Section 4.2


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any shares requested by the Subscriber to be included therein if the Board of
Directors of the Company shall have concluded, in good faith, that the inclusion of the shares in the same offering as the Company's securities proposed to be offered would have a material adverse effect upon the offering of such securities of the Company, in which case the offering of the shares may be delayed for a period of up to 90 days and shall then be effected pursuant to
Section 4.1 as if the Subscriber had requested such registration.

              (c) In the event that shares are requested to be included in any registration initiated pursuant to this Section 4.2 that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the shares originally covered by a request for registration hereunder, together with the number or amount of securities to be offered by the Company or other security holders who hold registration rights, would materially interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that all holders of securities (including the Subscriber) who hold registration rights and who have requested registration (collectively, "Security Holders") shall participate in the underwritten public offering pro rata based upon the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such holder). If any such holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other Security Holders pro rata in a manner similar to that described in the previous sentence.

              (d) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Subscriber as a part of the written notice given pursuant to this
Section 4.2. In such event, the right to registration pursuant to this Section
4.2 shall be conditioned upon the Subscriber's participation in such underwriting and the inclusion of the shares in the underwriting to the extent provided herein. If such offering is to be effected through an underwritten offering, the Subscriber shall (together with the Company and the other holders (if any) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Subscriber disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

       4.3    [Intentionally Omitted]

       4.4    [Intentionally Omitted]


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       4.5    Registration Procedures.

              (a) If, whenever and to the extent that the Company is required to use its best efforts to register shares of Common Stock pursuant to this
Article IV, the Company shall as promptly as practicable:

                     (i) Prepare and file with the SEC a registration statement with respect to such shares, and cause such registration statement to comply as to form and content in all material respects with the SEC's forms, rules and regulations and use its reasonable best efforts to cause such registration statement to become effective;

                     (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                     (iii) Furnish to the Subscriber such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish the Subscriber with more than three copies of such exhibits), and such number of copies of the prospectus that is a part of such registration statement (including each preliminary prospectus and any summary prospectus), as the Subscriber may reasonably request in order to facilitate the disposition of the Requested Shares or Additional Shares;

                     (iv) Use its best efforts to register or qualify the Requested Shares or Additional Shares for sale under the Shares or blue sky laws of such jurisdictions in the United States as the Subscriber shall reasonably request in writing, and to keep such registration or qualification in effect for so long as the period of distribution contemplated thereby, and do any and all other acts and things which may be necessary or advisable to enable the disposition in such jurisdictions of the Requested Shares or Additional Shares, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                     (v) Use its best efforts to furnish to Subscriber (i) an opinion of counsel for the Company, dated the effective date of the registration statement and (ii) a "comfort" letter addressed to the Subscriber signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuers' counsel and in accountants' letters delivered to the underwriters in underwritten public


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offerings of securities; provided, however, that the Company shall not be obligated to furnish such an accountants' letter except in connection with an underwritten offering;

                     (vi) Notify the Subscriber, at any time when a prospectus relating to a registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Subscriber prepare and furnish to the Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                     (vii) Use its best efforts to list the Requested Shares or Additional Shares so registered on any securities exchange (including NASDAQ) on which the Common Stock of the Company is then listed, if such shares are not already so listed and if such listing is then permitted under the rules of such exchange; and

                     (viii) Make available for inspection by the Subscriber, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any the Subscriber, underwriter, attorney, accountant or agent in connection with such registration statement.

              (b) Registration Expenses. The registration expenses incurred in connection with any registration pursuant to this Article IV shall be paid in full by the Company except that the Subscriber shall pay its own legal expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any Requested Shares or Additional Shares owned by the Subscriber and sold pursuant to a registration statement effected pursuant to this Article IV.

              (c) Holdback Agreements. If any registration of Shares pursuant to this Article IV shall be in connection with an underwritten public offering, the Subscriber agrees not to effect any public sale or distribution, including any sale under Rule 144 of any shares of Common Stock or any other security convertible into or exchangeable or exercisable for any shares of Common Stock (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such longer period as any underwriter may reasonably request) beginning on, the effective date of the related registration statement. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions during such period.


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              (d)    Term. Notwithstanding any other provision of this
Agreement, the respective covenants and agreements contained in this Section 4.5 shall continue until the date as of which Subscriber no longer owns any shares of Common Stock. With respect to any registration made prior to the end of such period, the covenants and agreements set forth in this Section 4.5 shall continue in effect until all obligations hereunder with respect thereto are fulfilled, and provided that the indemnification obligations contained in subsections (e) and (f) shall survive for the period of the statute of limitations with respect thereto.

              (e) Indemnification. Each of the Subscriber and the Company agree to indemnify the other in connection with any registration effected pursuant to this Article IV as follows:

                     (i) To the extent permitted by law, the Company will indemnify the Subscriber, its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, broker or dealer, if any, of the Company's securities covered by such a registration statement, and each person who controls the Subscriber or such underwriter, broker or dealer within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Subscriber and its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, broker or dealer, and each person who controls the Subscriber or such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of the Subscriber or such underwriter, broker or dealer and stated to be specifically for use therein or any failure by the Subscriber or such underwriter, broker or dealer to deliver a final prospectus or supplement or amendment correcting earlier documents. It is agreed that the indemnity agreement contained in this Article IV shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company.

                     (ii) To the extent permitted by law, the Subscriber will indemnify the Company, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company


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or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, and each such control person, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber; provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to the Subscriber, as such, furnished in writing to the Company by the Subscriber stated to be specifically for use in such registration statement and prospectus; provided, further, however, that the liability of the Subscriber hereunder shall be limited to the proportion that the public offering price of the Requested Shares or Additional Shares sold by the Subscriber under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by the Subscriber from the sale of the Requested Shares or Additional Shares covered by such registration statement; and provided, further, however, that the obligations of the Subscriber hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Subscriber.

                     (iii) If the indemnification provided for in Section 4.5(e) is held by a court of competent jurisdiction to be unavailable to the party seeking such indemnification (the "Indemnified Party") with respect to any loss, liability, claim, damage, or expense referred to therein, then the party which is required to provide indemnification pursuant to Section 4.5(e) (the "Indemnifying Party") in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided, however, that in any such case, (x) no such Indemnifying Party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the


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Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                     (iv) Notwithstanding the foregoing or Section 4.5(f) below, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f) Indemnification Procedures. Each party entitled to indemnification under Section 4.5(e) of this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (if the claim is made by a third party) shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                                    ARTICLE V

                                  MISCELLANEOUS

       5.1 Indemnity. Without prejudicing any other remedy available to the parties at law or in equity and except as set forth in Article IV hereof, the parties hereby covenant, immediately upon demand therefor, to indemnify, defend, and hold each other (and their respective subsidiary, affiliated, or parent entities, officers, directors, stockholders, attorneys, employees, agents, and representatives) harmless from and against any and all costs, losses, damages, penalties, fines, or expenses (including without limitation reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by them in any manner arising out of, relating to, or in connection with the following:

              (a) any representation or warranty of either of the parties set forth herein being untrue or incorrect in any material respect or the failure of either of the parties to materially observe or timely and fully perform any of their respective obligations hereunder;

              (b) any material misrepresentation in or material omission from any information provided by the parties to each other in connection with this Agreement or the consummation of the transactions contemplated herein; and

              (c) any expenses, claims, costs, or other liabilities or obligations of any description whatsoever arising from or in any way connected with any claim that may be brought against either party by a stockholder of that party.

       5.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

       5.3    Notices.

              (a) Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (i) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (ii) delivered personally at such address.

              (b)    Addresses:

                            If to the Company to:

                            Procyon Corporation
                            1150 Cleveland Street
                            Suite 410
                            Clearwater, Florida
                            Facsimile: ______________
                            Attn: John Anderson

                     If to Subscriber to:

                            RMS Limited Partnership
                            50 West Liberty Street
                            Suite 650
                            Reno, Nevada 89501
                            Facsimile (775) 333-0412
                            Attn: C. Thomas Burton, Jr.

       5.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.


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


       5.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its heirs, executors, administrators and successors

       5.6 Entire Agreement. This instrument contains the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein.

       5.7 Assignability. This Agreement is not transferable or assignable by the Subscriber.

       5.8 Governing Law; Jurisdiction and Choice of Forum. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida.

       5.9 Pronouns. The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

       5.10 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

       5.12 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party

       5.13 Further Assurances. The parties agree to execute and deliver all such further documents agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.


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


       IN WITNESS WHEREOF, the Company and the Subscriber have executed this Agreement as of the date first written above.

RMS LIMITED PARTNERSHIP,                      PROCYON CORPORATION,
a Nevada limited partnership                  a Colorado Corporation

/s/ RICHARD W. BAKER                          /s/ JOHN C. ANDERSON

By:   Richard W. Baker                        By:   John C. Anderson
Its:  Secretary and Treasurer of              Its:  CEO and President
      Crystal Diamond, Inc., and                     and Director
      General Partner of RMS
      Limited Partnership